                                                                    EXHIBIT 10.3


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "ACT"), AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Corporation:          NEXTRON COMMUNICATIONS, INC., a California corporation

Number of Shares*:    The Number of Shares as determined in accordance with
                      SECTION 1.1

Class of Stock*:      Common

Exercise Price*:      The Fair Market Value of the Shares as determined in
                      accordance with SECTION 1.4

Issue Date:           September 24, 1999

Expiration Date:      September 24, 2006 (subject to SECTION 4.1)

* Subject to SECTION 1.8

        THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, BANK OF AMERICA N.A. ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the Exercise Price (as defined below) per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to ARTICLES 1 AND 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

        1.1 NUMBER OF SHARES. Subject to adjustments pursuant to ARTICLES 1 AND 2, the number of Shares subject to this Warrant shall equal Four Hundred Fifty Thousand Dollars ($450,000), divided by the Exercise Price.

        1.2 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as APPENDIX 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in SECTION 1.3, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

        1.3 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
SECTION 1.2, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to SECTION 1.4.

        1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's



                                       1.

stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Company and Holder shall mutually agree upon the fair market value. If the Company and Holder are unable to mutually agree upon the fair market value, then they shall promptly agree upon an appraiser, such as a reputable investment banking or valuations firm or independent accounting firm of national reputation, to undertake the valuation. The fees and expenses of such investment banking firm or accounting firm shall be split equally between the Company and Holder.

        1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

        1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        1.7 REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

             1.7.1 "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

             1.7.2 ASSUMPTION OF WARRANT. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

             1.7.3 PURCHASE RIGHT. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less
(b) the aggregate Warrant Price of the Shares, but in no event less than zero.

        1.8 ADJUSTMENT TO PREFERRED STOCK AND EXERCISE PRICE. (a) If on or before November 24, 1999, the Company issues equity securities other than Common Stock (the "Preferred Stock") to Safeguard Scientifics (Delaware), Inc. or its assigns ("Safeguard") in



                                       2.

connection with the conversion of the Company's indebtedness to Safeguard, this Warrant shall instead be exercisable for shares of the same series and class and bearing the same rights, preferences, and privileges of such shares of Preferred Stock (including, without limitation, any rights, preferences or privileges available to any such investors under an "investors rights", "registration rights" or other similar agreement with the Company) with the Warrant Price hereunder adjusted to equal $4.00 per share, and the number of such shares subject to this Warrant adjusted to equal 112,500; provided, however, that during the period of thirty (30) days after the issuance of such Preferred Stock to Safeguard (the "Election Period"), Holder may elect to cause this Warrant to continue to be exercisable for Common Stock, rather than Preferred Stock, in accordance with the terms and conditions set forth in this Warrant. Holder's election, if any, pursuant to this SECTION 1.8 to cause this Warrant to continue to be exercisable for Common Stock must be communicated to the Company in writing during the Election Period and shall cause this SECTION 1.8 to thereafter be of no further force or effect. In the event that the Company issues more than one class or series of equity securities to Safeguard, then Holder may select, in its sole discretion, which of such classes or series will be deemed the "Preferred Stock" referenced in this Warrant.

             (b) At all times while this Warrant is exercisable for Preferred Stock, the terms and conditions set forth in SECTION 3.5 of this Warrant shall be inapplicable and of no force or effect.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

        2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The



                                       3.

provisions of this SECTION 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

        2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

        2.4 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this ARTICLE 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Section against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

        2.5 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

        2.6 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

        3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

             (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

             (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California; has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its



                                       4.

business requires it to so qualify or be licensed, except for such jurisdictions where the failure to so qualify or be licensed would not have a material adverse effect on the business or financial condition of the Company.

             (c) The Company has all requisite power and authority to enter into and perform all of its obligations under this Warrant, to issue the Shares and to carry out the transactions contemplated hereby.

             (d) The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Warrant, to issue the Shares and to consummate the transactions contemplated hereby. This Warrant is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except for (i) the effect upon this Warrant of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (ii) limitations imposed by equitable principles or principles of public policy upon the specific enforceability of any of the remedies, covenants or other provisions of this Warrant and upon the availability of injunctive relief or other equitable remedies.

             (e) The authorized capital stock of the Company consists of 10,000,000 shares of common stock ("COMMON STOCK"), of which, immediately after the Issue Date, 1,997,419 shares will be outstanding on a fully diluted basis, and 25,000 shares of preferred stock (the "Series A Stock"), of which, immediately after the Issue Date, 33,333 shares will be outstanding on a fully diluted basis, (taking into account all outstanding warrants, options and other rights to purchase the Common Stock and the Series A Stock). When the Warrant has been delivered as provided herein, the Shares (i) together with all outstanding shares of Common Stock and Series A Stock, and shares of Common Stock and Series A Stock issuable upon exercise of all outstanding options of the Company will not exceed the number of shares that have been authorized by the Company's Articles of Incorporation, (ii) will have been duly authorized to be issued by the Company's board of directors, (iii) will, upon payment therefor in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable and (iv) will have been reserved for issuance pursuant to the terms of this Warrant.

             (f) (i) There are no outstanding subscriptions, warrants, options, calls, preemptive rights, commitments or rights of first refusal of any character relating to or entitling any person to purchase or otherwise acquire any capital stock of the Company, (ii) there are no obligations or securities convertible into or exchangeable or exercisable for shares of any capital stock of the Company or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities,
(iii) the Company has no obligation to repurchase any of its capital stock, and
(iv) the Company has not entered into any agreement to register its securities under the Act.

             (g) Neither the issuance nor the exercise of this Warrant will cause the rate at which any of the Company's outstanding securities are ultimately convertible into Common Stock to change, nor will such issuance or exercise invoke any antidilution feature of any of the Company's outstanding securities or rights to purchase securities.



                                       5.

        3.2 The Company covenants and agrees that at all times it will have authorized and reserved a sufficient number of the Shares (and the securities, including Common Stock, issuable, directly or indirectly, upon conversion of the Shares) to provide for the exercise of the rights represented by this Warrant.

        3.3 If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in
(e) above, the same notice as is given to the holders of such registration rights.

        3.4 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, and (b) within forty-five (45) days after the end of each of fiscal quarter, the Company's quarterly, unaudited financial statements.

        3.5 REGISTRATION RIGHTS. Except as set forth in SECTION 1.8(b) of this
Warrant:

             (a) If at any time prior to the Expiration Date, the Company shall determine to register any of its Common Stock, for its own account or for the account of others on a Registration Statement on Form S-1 or Form S-3, the Company will:

                    (1) promptly give Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities); and

                    (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all shares of Common Stock of the Company obtained upon exercise of this Warrant (the "Registrable Securities") specified in a written request or requests by Holder, received by the Company within twenty (20) days after such written notice is given, requesting inclusions in such registration.

             (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the



                                       6.

written notice given pursuant to SECTION 3.5(a)(1). In such event, the right of Holder to registration pursuant to this SECTION 3.5 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein.

        Holder shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this SECTION 3.5, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all the Registrable Securities from such registration and underwriting.

        If Holder disapproves of the terms of any such underwriting, Holder may select to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration.

             (c) The Company shall bear registration expenses (exclusive of underwriting discounts and commissions) for the Form S-1 or Form S-3 registration.

             (d) If requested by the underwriters, Holder, or any assignee of Holder, will not sell or otherwise transfer or dispose of any securities of the Company held by Holder for a period of up to one hundred eighty (180) days following a public offering by the Company of its capital stock.

             (e) (1) The Company will indemnify Holder, each of Holder's officers, directors, partners and agents, and each person controlling Holder, with respect to which registration, qualification or compliance has been effected pursuant to this SECTION 3.5, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation (or alleged violation) by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse Holder, each of its officers, directors, partners and agents, and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by an instrument duly executed by Holder or such underwriter and stated to be specifically for use therein.



                                       7.

                    (2) Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such holder, each of its directors, officers, and partners and agents and each person controlling such other holder, against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, its directors, officers, legal counsel, accountants, underwriters, control persons and such other holders and each such holder's directors, officers, partners, agents and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; provided, however, that the obligations of Holder hereunder shall be limited to an amount equal to the proceeds to Holder for Registrable Securities sold as contemplated herein.

                    (3) Each party entitled to indemnification under this
SECTION 3.5(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at the Indemnified Party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this SECTION 3.5(e) only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.



                                       8.

ARTICLE 4. MISCELLANEOUS.

        4.1 TERM; NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as APPENDIX 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

        4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

        4.4 TRANSFER PROCEDURE. Subject to the provisions of SECTION 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

        4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.



                                       9.

        4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        4.7 ATTORNEYS' FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                       NEXTRON COMMUNICATIONS, INC.

                                       By:      /s/   JEFFRY M. TABLAK
                                          ---------------------------------

                                       Name:    Jeffry M. Tablak
                                            -------------------------------
                                                    (Print)
                                       Title:   Chairman of the Board,
                                                President, or Vice President

                                       By:      /s/   ROBERT JAMES
                                          ---------------------------------

                                       Name:    Robert James
                                            -------------------------------
                                                      (Print)
                                       Title:   V.P. Finance,
                                                Secretary Assistant Treasurer,
                                                or Assistant Secretary



                                      10.

                                   APPENDIX 1

                               NOTICE OF EXERCISE

        1. The undersigned hereby elects to purchase ____________shares of the_______________ Stock of NEXTRON COMMUNICATIONS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        2. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to _________ of the Shares covered by the Warrant.

        [Strike paragraph (1 or 2) that does not apply.]

        3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                       ------------------------------------
                                     (Name)

                       ------------------------------------

                       ------------------------------------
                                    (Address)

        4. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                       ------------------------------------
                                       (Signature)
-------------------
      (Date)



                                      11.

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE

                            _________________,_____


(Name of Holder)

(Address of Holder)

Attn: Chief Financial Officer

Dear________________:

        This is to advise you that the Warrant issued to you described below will expire on November 24, 2006.

          Issuer:                                   NEXTRON COMMUNICATIONS, INC.

          Issue Date:                               September 24, 1999

          Class of Security Issuable:

          Exercise Price per Share:

          Number of Shares Issuable:

          Procedure for Exercise:

        Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

                                            NEXTRON COMMUNICATIONS, INC.

                                            By:
                                               ---------------------------------

                                            Its:
                                                --------------------------------


                                      12.